UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:   September 8, 2020

VILLAGE SUPER MARKET, INC.
(Exact Name of Registrant as specified in its charter)

New Jersey	0-2633	22-1576170
(State or Other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

733 Mountain Avenue
Springfield, New Jersey  07081
(Address of principal executive offices)

 Registrant’s telephone number, including area code
(973) 467-2200

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communication pursuant to Rule 425 under the Securities Act ( 17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act ( 17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On September 1, 2020, Village Super Market, Inc. ("Village") converted $50,000,000 of its revolving line of credit to a secured converted term loan, as permitted by the credit agreement entered into on May 6, 2020 with Wells Fargo National Bank, National Association. The conversion reduced the maximum amount available for borrowing under the revolving line of credit from $125,000,000 to $75,000,000. The term loan bears interest at the applicable LIBOR rate plus 1.50% and is repayable in equal monthly installments based on a fifteen-year amortization schedule beginning on the conversion date. Additionally, Village previously executed a forward interest rate swap, effective on the conversion date, for a notional amount equal to the term loan amount that fixes the base LIBOR rate at .69% per annum for fifteen years, resulting in a fixed effective interest rate of 2.19% on the converted term loan.

The term loan is secured by real properties of Village Super Market, Inc. and its subsidiaries, including the sites of three Village supermarkets.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 9.01   Financial Statements and Exhibits

Description

10.1	First Amendment to Credit Agreement dated September 1, 2020
10.2	Amended and Restated Revolving Credit Note dated September 1, 2020
10.3	Secured Term Note dated September 1, 2020

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Village Super Market, Inc.

Dated: September 8, 2020	/s/ John L. Van Orden
John L. Van Orden
(Chief Financial Officer)